Exhibit 99.1

Calix Releases Third Quarter 2022 Financial Results

SAN JOSE, CA – October 24, 2022 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its third quarter 2022, which have been posted as a letter to stockholders to the investor relations section of its website. Please visit the Calix investor relations website at https://investor-relations.calix.com to view the third quarter 2022 financial results in our letter to stockholders, along with accompanying supplemental financial information.

A conference call to discuss these results with Chairman, Carl Russo, President & CEO, Michael Weening and CFO, Cory Sindelar, will be held tomorrow, October 25, 2022, at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time.

Interested parties can listen to a live webcast of the conference call by visiting the Calix Investor Relations website. The conference call is also available via teleconference by dialing (877) 407-4019 or international (201) 689-8337 with conference ID# 13732923 or participants can also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference call and webcast will include forward-looking information.

A replay of the conference call will also be available on the Calix investor relations website following the completion of the call. The call will be archived on the Events page of the Calix investor relations website.

About Calix
Calix, Inc. (NYSE: CALX) – Calix cloud and software platforms enable service providers of all types and sizes to innovate and transform. Our customers utilize the real-time data and insights from Calix platforms to simplify their businesses and deliver experiences that excite their subscribers. The resulting growth in subscriber acquisition, loyalty and revenue creates more value for their businesses and communities. This is the Calix mission; to enable broadband service providers of all sizes to simplify, excite and grow.

Investor Inquiries:
Jim Fanucchi
VP, Investor Relations
InvestorRelations@calix.com
(408) 404-5400